As filed with the Securities and Exchange Commission on March 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3879804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Technology Drive, 6th Floor

San Jose, California

(650) 351-7700

(Address, including zip code, of registrant’s principal executive offices)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Christian Gormsen

President and Chief Executive Officer

Eargo, Inc.

1600 Technology Drive, 6th Floor

San Jose, California 95110

(650) 351-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen M. Wells, Esq.

Phillip S. Stoup, Esq.

Latham & Watkins LLP

140 Scott Drive,

Menlo Park, CA 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,912,330(2)	$50.84(3)	$97,222,858	$10,607
Common Stock, par value $0.0001 per share	382,466(4)	$50.84(5)	$19,444,572	$2,122
Total	2,294,796		$116,667,430	$12,729

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Incentive Award Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents the additional shares of common stock available for future issuance under the Registrant’s 2020 Plan resulting from an annual increase as of January 1, 2021.
(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the 2020 Plan is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on March 9, 2021, which was $50.84.

(4)	Represents the additional shares of common stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2021.
(5)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the ESPP is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on March 9, 2021, which was $50.84.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,294,796 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statement of the Registrant on Form  S-8 (File Nos. 333-249548) are effective: (i) the 2020 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,912,330 shares of common stock, and (ii) the 2020 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 382,466 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October  19, 2020 (File No. 333-249548) is incorporated by reference herein.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit		Date Filed	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Eargo, Inc.	8-K	3.1		10/20/2020
4.2	Amended and Restated Bylaws of Eargo, Inc.	8-K	3.2		10/20/2020
4.3	Form of Common Stock Certificate.	S-1	4.2		9/25/2020
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included in the signature page to this registration statement).					X
99.1(a)#	Eargo, Inc. 2020 Incentive Award Plan.	S-1	10.3	(a)	9/25/2020
99.1(b)#	Form Agreements under 2020 Incentive Award Plan.	S-1	10.3	(b)	9/25/2020
99.2#	Eargo, Inc. 2020 Employee Stock Purchase Plan.	S-1	10.4		9/25/2020

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 16, 2021.

Eargo, Inc.

By:	/s/ Christian Gormsen
Christian Gormsen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Christian Gormsen, Adam Laponis and Christy La Pierre, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christian Gormsen Christian Gormsen	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2021

/s/ Adam Laponis Adam Laponis	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2021

/s/ Josh Makower, M.D. Josh Makower, M.D.	Chairman of the Board of Directors	March 16, 2021

/s/ Peter Tuxen Bisgaard Peter Tuxen Bisgaard	Director	March 16, 2021

/s/ Doug Hughes Doug Hughes	Director	March 16, 2021

/s/ Geoff Pardo Geoff Pardo	Director	March 16, 2021

/s/ Nina Richardson Nina Richardson	Director	March 16, 2021

/s/ A. Brooke Seawell A. Brooke Seawell	Director	March 16, 2021

/s/ Juliet Tammenoms Bakker Juliet Tammenoms Bakker	Director	March 16, 2021

/s/ David Wu David Wu	Director	March 16, 2021